UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 17, 2020
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

On November 20, 2020, Moog Inc. (the "Company") issued a press release announcing that its Board of Directors has approved a share repurchase program, replacing its existing program. Under the authorization, the Company is authorized to purchase up to 3,000,000 shares of its Class A or Class B common stock. Such purchases are to be made in the open market at market prices or in privately negotiated transactions at prices determined to be fair and reasonable by the Company.

A copy of the press release is included in exhibit 99.1 of this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated November 20, 2020 announcing Moog Inc.'s share repurchase program.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	November 20, 2020	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller